                                                                   EXHIBIT 99.3

                     ALBUTEROL AND PRODUCT OPTION AGREEMENT



     This ALBUTEROL AND PRODUCT OPTION AGREEMENT, is dated as of December 22, 1997, by and between DURA PHARMACEUTICALS, INC., a Delaware corporation ("DURA"), and SPIROS DEVELOPMENT CORPORATION II, INC., a Delaware corporation ("Spiros Corp II").

                                    RECITALS

     A. DURA and Spiros Development Corporation, a Delaware corporation ("Spiros Corp.") are parties to the Agreements as hereinafter defined. Except where the context requires otherwise, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Glossary attached as SCHEDULE 1.1 to this Agreement.

     B. Pursuant to the Technology Agreement, each of DURA and Spiros Corp. have granted to Spiros Corp. II, and Spiros Corp. II has acquired from each of DURA and Spiros Corp., an exclusive license to certain patent rights and technology for the purpose of allowing Spiros Corp. II to develop and commercialize Spiros Products.

     C. As a condition to entering into the Agreements, and in partial consideration of the Contribution, DURA desires to receive from Spiros Corp. II, and Spiros Corp. II is willing to grant to DURA, an option to acquire the Albuterol Program Assets (defined in Section 1.1 below), pursuant to the terms of this Agreement.

     D. As a further condition to entering into the Agreements, and in partial consideration of the Contribution, DURA desires to receive from Spiros Corp. II, and Spiros Corp. II is willing to grant to DURA, an option to acquire the Spiros Product Program Assets (defined in Section 2.1 below), pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DURA and Spiros Corp. II hereby agree as follows:

1.   ALBUTEROL OPTION

     1.1 GRANT OF ALBUTEROL OPTION. Subject to the terms and conditions of this Agreement, Spiros Corp. II hereby grants to DURA an option (the "Albuterol Option") to acquire, for all purposes, medical uses and indications without any limitation imposed by Spiros Corp. II, all of Spiros Corp. II's right, title and interest in and to the following (the "Albuterol Program Assets"): (a) the product developed by DURA pursuant to the Development Agreement with albuterol in the Spiros Cassette System (the "Albuterol Product"), (b) albuterol as formulated for use in the Albuterol Product, (c) a perpetual, sublicensable, non-exclusive, royalty-free license to the technology owned by Dura or developed or acquired by Dura during the term of the Development

Agreement applicable to the Albuterol Product for use solely with the Albuterol Product, and (d) all applications and documents filed with the FDA or any other regulatory body to obtain regulatory approval to commence commercial sale or use of the Albuterol Product. The tangible manifestations of the Albuterol Program Assets shall be delivered to DURA promptly following the Albuterol Option Closing Date (defined in Section 1.5 below).

     1.2 ALBUTEROL OPTION PERIOD. Subject to earlier termination pursuant to Section 8 hereof, the Albuterol Option is exercisable commencing on the date of this Agreement and ending (the "Albuterol Option Termination Date") at 11:59 p.m., San Diego time, on the earlier of (a) three hundred and sixty
(360) days after receipt of FDA Approval of the Albuterol Product or (b) the date following the commencement of Manufacture of the Albuterol Product pursuant to the Manufacturing and Marketing Agreement upon which Dura ceases to manufacture or market the Albuterol Product in accordance with the terms of the Manufacturing and Marketing Agreement. If the Albuterol Option Termination Date is not a business day, then the Albuterol Option Termination Date shall be 11:59 p.m., San Diego time, on the next succeeding business day.

     1.3 EXERCISE PRICE. Upon exercise of the Albuterol Option, DURA shall make a single payment (the "Albuterol Option Exercise Price") to Spiros Corp. II equal to (a) the aggregate Purchase Option Exercise Price, assuming acquisition of all shares of Spiros Corp. II Common Stock issued pursuant to the Offering four years following the date of closing of the Offering, multiplied by (b) a fraction, the numerator of which will equal the development and commercialization costs and expenses incurred by Spiros Corp. II in connection with the development and commercialization of the Albuterol Product and the denominator of which will equal $ 167,900,000 plus the net proceeds to DURA, if any, from the exercise by of the over-allotment option described in the Registration Statement by the Underwriters in connection with the Offering.

     1.4 FORM OF PAYMENT. The Albuterol Option Exercise Price shall be paid in cash, by certified or bank cashier's check (or wire transfer) made payable to Spiros Corp. II.

     1.5 MANNER OF EXERCISE. The Albuterol Option may be exercised at any time during the Albuterol Option Period by written notice (the "Albuterol Purchase Exercise Notice") to Spiros Corp. II, signed by an executive officer of DURA, stating that the Albuterol Option is being exercised and setting forth: (a) the estimated Albuterol Option Exercise Price as determined in accordance with
Section 1.3 hereof; and (b) a closing date, not less than twenty (20) nor more than sixty (60) days after the date of such notice (the "Albuterol Option Closing Date"), on which the Albuterol Program Assets shall be purchased.

     1.6  ALBUTEROL OPTION CLOSING DATE.

          (a) At the closing of the Albuterol Option on the Albuterol Option Closing Date, (i) Spiros Corp. II shall deliver to DURA such documents, bills of sale, licenses, sublicenses, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to effect the transfer of the Albuterol Program Assets contemplated hereby, and (ii) DURA shall deliver to Spiros Corp. II a certified or bank cashier's check (or wire transfer) in the amount of the Albuterol Option Exercise Price.

          (b) Transfer of all Albuterol Program Assets to DURA shall be deemed to occur automatically on the Albuterol Option Closing Date, subject to the provisions of Section 5 hereof. Notwithstanding any other provision of this Agreement, with respect to any rights held by Spiros Corp. II pursuant to an agreement with any person other than DURA, which rights relate to the Albuterol Program Assets, the rights granted to DURA hereunder shall be limited to the rights which Spiros Corp. II has a right to assign or grant under such agreement and shall be subject to any obligations assumed by Spiros Corp. II in consideration of the grant or assignment of such rights to Spiros Corp. II, including all obligations to pay any license fees and royalties with respect to the Albuterol Program Assets (such assumed obligations being referred to herein as the "Assumed Albuterol Obligations"); PROVIDED, HOWEVER, that Spiros Corp. II shall use commercially reasonable efforts to obtain the right to grant sublicenses or assign such rights on terms reasonably acceptable to DURA.

2.   PRODUCT OPTION

     2.1 GRANT OF PRODUCT OPTION. Subject to the terms and conditions of this Agreement, Spiros Corp. II hereby grants to DURA an option (the "Product Option") to acquire, for all purposes, medical uses and indications without any limitation imposed by Spiros Corp. II, all of Spiros Corp. II's right, title and interest in and to the following (the "Spiros Product Program Assets"): (a) a single Spiros Product (other than the Albuterol Product) developed by DURA pursuant to the Development Agreement for which DURA determines to exercise the Product Option (the "Option Product"), (b) the compound to be delivered by the Option Product, as formulated for use specifically in the Option Product, (c) a perpetual, sublicensable, non-exclusive, royalty-free license to the technology owned by Dura or developed or acquired by Dura during the term of the Development Agreement applicable to the Option Product for use solely with the Option Product, and (d) all applications and documents filed with the FDA or any other regulatory body to obtain regulatory approval to commence commercial sale or use of the Option Product. The tangible manifestations of the Spiros Product Program Assets shall be delivered to DURA promptly following the Product Option Closing Date (as defined in Section 2.5 below).

     2.2  PRODUCT OPTION PERIOD.  Subject to earlier termination pursuant to
Section 8 hereof, the Product Option is exercisable with respect to each Spiros Product commencing on the date of this Agreement and ending (the "Product Option Termination Date") at 11:59 p.m., San Diego time, ninety (90) days after receipt of FDA Approval of such Spiros Product. If the Product Option Termination Date is not a business day, then the Product Option Termination Date shall be 11:59 p.m., San Diego time, on the next succeeding business day.

     2.3 EXERCISE PRICE. Upon exercise of the Product Option, DURA shall make a single payment (the "Product Option Exercise Price") to Spiros Corp. II, of one hundred and ten percent (110%) of (a) the aggregate Purchase Option Exercise Price, assuming acquisition of all shares of Spiros Corp. II Common Stock issued pursuant to the Offering four years following the date of closing of the Offering, multiplied by (b) a fraction, the numerator of which will equal the development and commercialization costs and expenses incurred by Spiros Corp. II in connection with the development and commercialization of the Option Product and the denominator of which will equal $167,900,000 plus the net proceeds to DURA, if any, from the exercise by of the over-allotment option described in the Registration Statement by the Underwriters in connection with the Offering.

     2.4 FORM OF PAYMENT. The Product Option Exercise Price shall be paid in cash, by certified or bank cashier's check (or wire transfer) made payable to Spiros Corp. II.

     2.5 MANNER OF EXERCISE. The Product Option may be exercised at any time during the Product Option Period by written notice (the "Product Purchase Exercise Notice") to Spiros Corp. II, signed by an executive officer of DURA, stating that the Product Option is being exercised and setting forth: (a) the Spiros Product to be designated as the Option Product; (b) the estimated Product Option Exercise Price as determined in accordance with Section 2.3 hereof; and
(c) a closing date, not less than twenty (20) nor more than sixty (60) days after the date of such notice (the "Product Option Closing Date"), on which the Spiros Product Program Assets shall be purchased.

     2.6  PRODUCT OPTION CLOSING DATE.

          (a) At the closing of the Product Option on the Product Option Closing Date, (i) Spiros Corp. II shall deliver to DURA such documents, bills of sale, licenses, sublicenses, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to effect the transfer of the Spiros Product Program Assets contemplated hereby, and (ii) DURA shall deliver to Spiros Corp. II a certified or bank cashier's check (or wire transfer) in the amount of the Product Option Exercise Price.

          (b) Transfer of all Spiros Product Program Assets to DURA shall be deemed to occur automatically on the Product Option Closing Date, subject to the provisions of Section 5 hereof. Notwithstanding any other provision of this Agreement, with respect to any rights held by Spiros Corp. II pursuant to an agreement with any person other than DURA, which rights relate to the Spiros Product Program Assets, the rights granted to DURA hereunder shall be limited to the rights which Spiros Corp. II has a right to assign or grant under such agreement and shall be subject to any obligations assumed by Spiros Corp. II in consideration of the grant or assignment of such rights to Spiros Corp. II, including all obligations to pay any license fees and royalties with respect to the Spiros Product Program Assets (such assumed obligations being referred to herein as the "Assumed Option Product Obligations"); PROVIDED, HOWEVER, that Spiros Corp. II shall use commercially reasonable efforts to obtain the right to grant sublicenses or assign such rights on terms reasonably acceptable to DURA.

3. DISPOSITION OF ALBUTEROL OPTION EXERCISE PRICE AND PRODUCT OPTION EXERCISE PRICE. Until the expiration or termination of the Technology Agreement, the Development Agreement or the Manufacturing and Marketing Agreement, at which time all proceeds of the Albuterol Option Exercise Price and Product Option Exercise Price (together with any interest, dividends and other earnings thereon, the "Option Proceeds") received by Spiros Corp. II will become unrestricted as to disposition or use by Spiros Corp. II, the Option Proceeds shall be deemed Available Funds and shall not be otherwise expended, used, encumbered or distributed.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The provisions of Section 3 of the Technology Agreement shall apply with equal force and effect to this Agreement and are incorporated hereunder.

5.   CONDITIONS TO ALBUTEROL OR PRODUCT OPTION CLOSING.

     5.1 CONDITIONS TO OBLIGATIONS OF DURA. The obligations of DURA to consummate the transactions contemplated by this Agreement following exercise of the Albuterol Option or the Product Option shall be subject, at DURA's option, to the fulfillment at or prior to the Albuterol Closing Date or Product Option Closing Date, as the case may be, of each of the following conditions:

          (a) Spiros Corp. II shall have duly executed and delivered to DURA each of the documents, certificates and other items provided in Section 1.6(a)(i), in the case of the exercise of the Albuterol Option, and Section 2.6(a)(i), in the case of the exercise of the Product Option, of this Agreement to the reasonable satisfaction of DURA and its counsel.

          (b) The representations and warranties made by Spiros Corp. II in Section 3.1 of the Technology Agreement shall be true and correct in all material respects on and as of the Albuterol Option Closing Date or the Product Option Closing Date, as the case may be, with the same effect as though such representations and warranties had been made or given on and as of such date, and Spiros Corp. II shall have performed and complied in all material respects with all of Spiros Corp. II's obligations under this Agreement which are to be performed or complied with by it on or prior to the Albuterol Option Closing Date or the Product Option Closing Date, as the case may be.

          (c) No action, suit or other proceeding before a court, tribunal or other governmental agency or body shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of governmental authority having appropriate jurisdiction, and no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the acquisition or holding by DURA of the Albuterol Program Assets, or the Spiros Product Program Assets, as the case may be, illegal or impose material limitations on its ability to exercise full rights of ownership with respect to such Albuterol Program Assets or Spiros Product Program Assets, as the case may be, or (ii) otherwise prevent the consummation of the transactions contemplated hereby.

     5.2 CONDITIONS TO OBLIGATIONS OF SPIROS CORP. II. The obligations of Spiros Corp. II to consummate the transactions contemplated by this Agreement following exercise of the Albuterol Option or Product Option, shall be subject, at Spiros Corp. II's option, to the fulfillment at or prior to the Albuterol Option Closing Date or Product Option Closing Date, as the case may be, of each of the following conditions:

          (a) DURA shall have delivered to Spiros Corp. II the Albuterol Option Exercise Price or the Product Option Exercise Price, as the case may be.

          (b)    Each of the representations and warranties made by DURA in
Section 3.1 of the Technology Agreement shall be true and correct in all material respects on and as of the Albuterol Option Closing Date or the Product Option Closing Date, as the case may be, with the same effect as though such representations and warranties had been made or given on and as of such date, and DURA shall have performed and complied in all material respects with all of DURA's obligations under this Agreement which are to be performed or complied with on or prior to the Albuterol Option Closing Date or the Product Option Closing Date, as the case may be.

          (c) No action, suit or other proceeding before a court, tribunal or other governmental agency or body shall have been instituted or threatened to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of governmental authority having appropriate jurisdiction, and no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect which would (i) make the transfer by Spiros Corp. II of the Albuterol Program Assets or the Spiros Product Program Assets, as the case may be, pursuant to this Agreement illegal or (ii) otherwise prevent the consummation of the transactions contemplated hereby.

6. DISCLAIMER OF WARRANTY. SPIROS CORP. II DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, (a) THAT THE ALBUTEROL PROGRAM ASSETS OR THE SPIROS PRODUCT PROGRAM ASSETS, OR ANY USE THEREOF, WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (b) OF THE ACCURACY, RELIABILITY, TECHNICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE ALBUTEROL PROGRAM ASSETS OR THE SPIROS PRODUCT PROGRAM ASSETS OR THEIR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF PRODUCTS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THERE ARE NO OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. ADDITIONAL AGREEMENTS. Following the receipt of the Albuterol Option Exercise Notice and until the Albuterol Option Closing Date and following the receipt of the Product Option Exercise Notice and until the Product Option Closing Date, the following shall apply:

     (a) DURA and Spiros Corp. II will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement. DURA and Spiros Corp. II will take all reasonable actions necessary to obtain (and will cooperate with the other party in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by such party in connection with the taking of any action contemplated by this Agreement.

     (b) Spiros Corp. II shall each use its best efforts to ensure a quick and effective transfer to DURA of the Albuterol Program Assets or the Spiros Product Program Assets, as the case may be.

     (c) Spiros Corp. II will use its best efforts to preserve the business organization of Spiros Corp. II intact and, with respect to the Albuterol Program Assets or the Spiros Product Program Assets, as the case may be, carry on its business diligently and in substantially the same manner as it did prior to such exercise and will take such action as may be necessary to maintain, preserve, renew and keep in force and effect the existence, rights and franchises of Spiros Corp. II, and Spiros Corp. II shall not, with respect thereto, make or institute any change in its methods of sale, management, accounting or operation.

     (d) Spiros Corp. II shall ensure that, with respect to all Albuterol Program Assets or all Spiros Product Program Assets, as the case may be, no contract or commitment will be entered into, and no purchase or sale of assets (tangible or intangible) will be made, by or on behalf of Spiros Corp. II, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice and are not material to Spiros Corp. II (individually or in the aggregate).

8.   TERM; SURVIVAL.

     8.1 TERM. This Agreement shall continue in full force and effect until the earliest of (a) the termination of the Technology Agreement, the Development Agreement or the Manufacturing and Marketing Agreement by Spiros Corp. II as a result of a breach of such agreement by DURA, (b) at such time as both the Albuterol Option and Product Option have terminated as to DURA, whether by exercise or otherwise, or (c) at such time as the Purchase Option terminates, whether by exercise or otherwise, at which time this Agreement shall terminate.

     8.2 SURVIVAL. If this Agreement is terminated hereunder, Section 3 shall survive any such termination.

9.   MISCELLANEOUS.

     9.1 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of DURA or Spiros Corp. II to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     9.2 FORCE MAJEURE. DURA and Spiros Corp. II shall each be excused for any failure or delay in performing any of their respective obligations under this Agreement, if such failure or delay is caused by Force Majeure.

     9.3 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement is intended or is to be construed to constitute DURA and Spiros Corp. II as partners or joint venturers or one party as an employee of any other party. Except as expressly provided herein, no party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract, agreement or undertaking with any third party.

     9.4 NOTICES. All notices, requests and other communications to DURA or Spiros Corp. II hereunder shall be in writing (including telecopy or similar electronic transmissions), shall refer specifically to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered mail or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto):

          If to DURA, addressed to:

          Dura Pharmaceuticals, Inc.
          7475 Lusk Boulevard
          San Diego, CA  92121
          Attention: President
            with a copy to the attention
            of General Counsel

          If to Spiros Corp. II, addressed to:

          Spiros Development Corporation II, Inc.
          c/o Dura Pharmaceuticals, Inc.
          7475 Lusk Boulevard
          San Diego, CA 92121
          Attention:  President

Any notice or communication given in conformity with this Section 9.4 shall be deemed to be effective when received by the addressee, if delivered by hand, telecopy or electronic transmission, and three (3) days after mailing, if mailed.

     9.5 FURTHER ASSURANCES. Each of DURA and Spiros Corp. II hereby agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party its rights and remedies under, this Agreement. Each party shall provide each other party with copies of any notices sent hereunder with copies sent at the same time as the original notice.

     9.6 SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, DURA, Spiros Corp. II, and their respective successors and assigns; PROVIDED, HOWEVER, that DURA and Spiros Corp. II may not assign or otherwise transfer any of their respective rights and interests, nor delegate any of their respective obligations, hereunder, including, without limitation, pursuant to a merger or consolidation, without the prior written consent of the other party hereto; PROVIDED FURTHER, HOWEVER, that DURA may fully assign its rights and interests, and delegate its obligations, hereunder, effective upon written notice thereof (a) to an Affiliate if such Affiliate assumes all of the obligations of DURA hereunder and this Agreement remains binding upon DURA; or (b) to any Person that acquires all or substantially all of the assets of DURA, or which is the surviving Person in a merger or consolidation with DURA. Any attempt to assign or delegate any portion of this Agreement in violation of this Section 9.6 shall be null and void. Subject to the foregoing any reference to DURA or Spiros Corp. II hereunder shall be deemed to include the successors thereto and assigns thereof.

     9.7 AMENDMENTS. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent by DURA or Spiros Corp. II to any departure therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by DURA and Spiros Corp. II, and each amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any other agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by DURA and Spiros Corp. II.

     9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts made and performed entirely within the State of California. Except as otherwise provided herein, any claim or controversy arising out of or related to this contract or any breach hereof shall be submitted to a court of competent jurisdiction in the State of California, and the parties hereby consent to the jurisdiction and venue of such court.

     9.9 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, DURA and Spiros Corp. II hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

     9.10 HEADINGS. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

     9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     9.12 ENTIRE AGREEMENT. This Agreement, together with any agreements referenced herein and the Prior Agreements, constitutes, on and as of the date hereof, the entire agreement of DURA and Spiros Corp. II with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between DURA and Spiros Corp. II with respect to such subject matter are hereby superseded in their entirety.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered as of the date first above written.


                                   SPIROS DEVELOPMENT CORPORATION II, INC.


                                   By: /s/ David S. Kabakoff
                                       -----------------------------------------
                                         David S. Kabakoff
                                         President and Chief Executive Officer



                                   DURA PHARMACEUTICALS, INC.


                                   By: /s/ Cam L. Garner
                                       -----------------------------------------
                                         Cam L. Garner
                                         President and Chief Executive Officer












                    [SIGNATURE PAGE TO ALBUTEROL AND PRODUCT
                           PURCHASE OPTION AGREEMENT]

                                  SCHEDULE 1.1

                                    GLOSSARY








                                  SCHEDULE 1.1

                                  SCHEDULE 1.1

                                    GLOSSARY

     "AFFILIATE" of a person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. "Control" (and, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporations, "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding voting stock.

     "AGREEMENTS" shall mean the Manufacturing and Marketing Agreement, the Technology Agreement and the Development Agreement.

     "ALBUTEROL OPTION" shall have the meaning assigned to it in Section 1.1 of the Albuterol and Product Option Agreement.

     "ALBUTEROL AND PRODUCT OPTION AGREEMENT" shall mean the Albuterol and Product Option Agreement dated as of December 22, 1997, between DURA and Spiros Corp. II, as amended, modified or supplemented from time to time.

     "ALBUTEROL OPTION CLOSING DATE" shall have the meaning assigned to it in
Section 1.5 of the Albuterol and Product Option Agreement.

     "ALBUTEROL PROGRAM ASSETS" shall have the meaning assigned to it in Section
1.1 of the Albuterol and Product Option Agreement.

     "ALBUTEROL PRODUCT" shall have the meaning assigned to it in Section 1.1 of the Albuterol and Product Option Agreement.

     "AVAILABLE FUNDS" shall mean the sum of (a) the net proceeds to Spiros Corp. II from the sale of the Units in the Offering and the Contribution, (b) all royalties remitted to Spiros Corp. II by DURA (or its Affiliates) from the Sale of Spiros Products pursuant to the Agreements, (c) the Option Proceeds, if any, (d) any other amounts provided by DURA to Spiros Corp. II, if any and (e) interest or other income earned through temporary investment of the amounts described in clauses (a), (b), (c) or (d).

     "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code, as amended from time to time.

     "CLAIM" shall mean any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees).

                                  SCHEDULE 1.1

     "CONFIDENTIAL INFORMATION" shall mean all Program Technology disclosed by DURA (and its Affiliates) to Spiros Corp. II or by Spiros Corp. II to DURA pursuant to the Agreements or the Services Agreement.

     "CONTRIBUTION" shall have the meaning assigned in Section 5.2 of the Development Agreement.

     "CORE TECHNOLOGY" shall mean the DURA Core Technology, the DDSI Core Technology and the Spiros Core Technology.

     "DDSI CORE TECHNOLOGY" shall mean (a) Technology owned or controlled by DDSI as of the date of the closing of the Offering necessary or useful to the development of the Spiros Products, and (b) the DDSI Patent Rights; PROVIDED, HOWEVER, that DDSI Core Technology shall also include Technology acquired by DDSI from a third party after the date of the closing of the Offering necessary or useful to the development of the Spiros Products, except to the extent that there are any limitations or restrictions on DDSI's ability to license or sublicense such Technology. "Owned or controlled" shall include Technology that DDSI owns, or under which DDSI is licensed and has the right to grant sublicenses and/or grant immunity from suit.

     "DDSI INDEMNITEE" shall mean DDSI, its successors and assigns, and the directors, officers, employees, agents and counsel thereof.

     "DDSI PATENT RIGHTS" shall mean those certain inventions described in claims of (a) the patent applications pending, filed by DDSI (or the rights to which have been assigned to DDSI) as of the date of the Technology Agreement relating to dry powder inhalers, powder storage systems and/or formulation methods for dry powder inhalation, (b) any patent application constituting an equivalent, counterpart, reissue, extension or continuation (including, without limitation, a continuation in part or a subdivision) of any of the foregoing patent applications and (c) any patent issued or issuing upon any of the foregoing.

     "DESIGNATED COMPOUND(S)" shall mean any compounds for delivery using the System selected by Spiros Corp. II, and agreed to be developed by DURA.

     "DEVELOPED TECHNOLOGY" shall mean any Technology including, without limitation, any enhancements, substitutions or improvements to the Core Technology that is (a) discovered, developed or otherwise acquired by DURA pursuant to the terms of the Development Agreement or (b) otherwise acquired by or on behalf of Spiros Corp. II during the term of the Development Agreement.

     "DEVELOPMENT" shall mean the further development of the Program Technology for the purpose of identifying, developing, manufacturing, marketing and commercializing Spiros Products and

                                  SCHEDULE 1.1
the making of the Other Expenditures.

     "DEVELOPMENT AGREEMENT" shall mean the Development Agreement dated as of December 22, 1997, between DURA and Spiros Corp., as amended, modified or supplemented from time to time.

     "DEVELOPMENT COSTS" shall mean the Direct Development Costs, the Indirect Development Costs and the Other Expenditures.

     "DEVELOPMENT TERM" shall mean the period commencing on the Closing Date and ending on the earlier of (a) the Option Closing Date or (b) the date the Option terminates or expires other than by exercise.

     "DIRECT DEVELOPMENT COSTS" shall mean all costs incurred by DURA or its Affiliates in respect of the Development, other than Indirect Development Costs, determined in accordance with generally accepted accounting principles consistent with DURA's internal accounting system, allocated on a reasonable and consistent basis. Direct Development Costs shall consist primarily of fully-burdened payroll costs (burdened to include benefits, payroll taxes and an allocation of facilities and overhead costs) and any other such costs generated internally by DURA in respect of the Development.

     "DPI" shall mean the motor-driven dry powder inhaler (other than an inahler designed to deliver a single dose of a drug) developed by DURA, DDSI and/or Spiros Corp. and to be developed by DURA and/or Spiros Corp. II.

     "DURA COMMON STOCK" shall mean the Common Stock of DURA, par value $.001 per share.

     "DURA CORE TECHNOLOGY" shall mean (a) Technology owned or controlled by DURA as of the date of the closing of the Offering necessary or useful to the development of the Spiros Products, and (b) the DURA Patent Rights and DURA Trademarks; PROVIDED, HOWEVER, that DURA Core Technology shall also include Technology acquired by DURA from a third party after the date of the closing of the Offering necessary or useful to the development of the Spiros Products, except to the extent that there are any limitations or restrictions on DURA's ability to license or sublicense such Technology. "Owned or controlled" shall include Technology that DURA owns, or under which DURA is licensed and has the right to grant sublicenses and/or grant immunity from suit.

     "DURA INDEMNITEE" shall mean DURA, its successors and assigns, and the directors, officers, employees, agents and counsel thereof.

     "DURA PATENT RIGHTS" shall mean those certain inventions described in claims of (a) the patent applications pending, filed by DURA (or the rights to which have been assigned to DURA) as of the date of the Technology Agreement relating to DPIs, PSSs and/or formulation methods for dry powder inhalation, (b) any

                                  SCHEDULE 1.1
patent application constituting an equivalent, counterpart, reissue, extension or continuation (including, without limitation, a continuation in part or a subdivision) of any of the foregoing patent applications and (c) any patent issued or issuing upon any of the foregoing.

     "DURA TRADEMARKS" shall mean Spiros-TM-.

     "EVENT OF DEFAULT" shall mean any of the following events: (a) at any time, if DURA or Spiros Corp. II fails to perform or observe or otherwise breaches any of its Material Obligations, and such failure or breach continues unremedied for a period of sixty (60) days after receipt by of written notice thereof from the other party; (b) at any time, effective as set forth in a written notice from the other party if DURA or Spiros Corp. II shall (i) seek the liquidation, reorganization, dissolution or winding-up of itself or the composition or readjustment of its debts (other than pursuant to a merger with an Affiliate), (ii) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator for itself or of all or a substantial part of its assets, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts (other than pursuant to a merger with an Affiliate) or
(vi) adopt any resolution of its Board of Directors or shareholders for the purpose of effecting any of the foregoing (other than pursuant to a merger with an Affiliate); or (c) at any time, effective as set forth in a written notice from the other party, if a proceeding or case shall be commenced without the application or consent of DURA or Spiros Corp. II as applicable, and such proceeding or case shall continue undismissed, or an order, judgment or decrees approving or ordering any of the following shall be entered and continued unstayed and in effect, for a period of sixty (60) days from and after the date service of process is effected, seeking (i) DURA's or Spiros Corp. II's, as applicable, liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of DURA or Spiros Corp. II or for all or any substantial part of its assets or (iii) similar relief in respect of DURA or Spiros Corp. II under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts.

     "FDA" shall mean the United States Food and Drug Administration or any successor agency or authority, the approval of which is required to market health care products in the United States.

     "FDA APPROVAL" shall mean the final regulatory approval of the FDA required to commence commercial marketing of a health product.

                                  SCHEDULE 1.1

     "FORCE MAJEURE" shall mean any act of God, any accident explosion, fire, storm, earthquake, flood, drought, peril of the sea, riot, embargo, war or foreign, federal, state or municipal order of general application, seizure, requisition or allocation, any failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.

     "INDIRECT DEVELOPMENT COSTS" shall mean all costs, fees and out-of-pocket or other expenses, including the purchase of any capital equipment related to the Development, incurred or paid by DURA to a third party, other than an Affiliate of DURA, in respect of the Development, determined in accordance with generally accepted accounting principles consistent with DURA's internal accounting system, allocated on a reasonable and consistent basis.

     "MANUFACTURING AND MARKETING AGREEMENT" shall mean the Manufacturing and Marketing Agreement dated as of December 22, 1997 between DURA and Spiros Corp. II, as amended, modified or supplemented from time to time.

     "MANUFACTURE" shall mean the manufacture and assembly of the Spiros
Products.

     "MATERIAL OBLIGATION" shall mean the material obligations of a party under the Technology Agreement, the Development Agreement or the Manufacturing and Marketing Agreement.

     "NET SALES" shall mean the gross amount invoiced for sales of Spiros Products by DURA or its sublicensees, if any, to third parties less (i) discounts actually allowed, (ii) credits for claims, allowances, retroactive price reductions or returned Spiros Products, (iii) prepaid freight charges incurred in transporting Spiros Products to customers, (iv) sales taxes and other governmental charges actually paid in connection with the sales (but excluding what is commonly known as income taxes) and (v) any royalty obligations under the 1993 Royalty Agreement. Net Sales shall not include sales between or among DURA, its Affiliates and its sublicensees unless such sales are for end use rather than for purposes of resale.

     "OFFERING" shall mean the underwritten public offering of the Units pursuant to the Registration Statement.

     "OPTION PROCEEDS" shall have the meaning assigned to it in Section 3 of the Albuterol and Product Option Agreement.

     "OPTION PRODUCT" shall have the meaning assigned to it in Section 2.1 of the Albuterol and Product Option Agreement.

     "OTHER EXPENDITURES" shall mean funds spent by Spiros Corp. II to acquire capital equipment, develop a next generation inhaler system or to enhance the System.

                                  SCHEDULE 1.1

     "PATENT RIGHTS" shall mean any patents or patent applications within the Spiros Corp. II Patent Rights, the DURA Patent Rights, the DDSI Patent Rights and the Spiros Corp. Patent Rights.

     "PERSON" shall mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

     "PRODUCT OPTION" shall have the meaning assigned to it in Section 2.1 of the Albuterol and Product Option Agreement.

     "PRODUCT OPTION CLOSING DATE" shall have the meaning assigned to it in
Section 2.5 of the Albuterol and Product Option Agreement.

     "PROGRAM TECHNOLOGY" shall mean the Core Technology and the Developed Technology.

     "PSS" shall mean the powder storage system developed and to be developed by DURA for use with the DPI.

     "PURCHASE AGREEMENT" shall mean the Purchase Agreement dated as of December 16, 1997, among DURA, Spiros Corp. II, Merrill Lynch & Co., and Donaldson, Lufkin & Jenrette.

     "PURCHASE OPTION" shall mean the option granted to the holder of Spiros Corp. II's Special Common Stock to purchase all of the Spiros Corp. II Common Stock as set forth in Article V of the Spiros Corp. II Charter.

     "PURCHASE OPTION CLOSING DATE" shall have the meaning assigned to it in
Article V of the Spiros Corp. II Charter.

     "PURCHASE OPTION EXERCISE PRICE" shall have the meaning assigned to it in
Article V of the Spiros Corp. II Charter

     "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-1/S-3 filed by Spiros Corp. II and DURA dated October 10, 1997 (No. 333-37673/333-37673-01), including all exhibits and any amendments thereof and supplements thereto.

     "RESEARCH FUNDS" shall mean the Available Funds, less (i) all general and administrative expenses including, without limitation, those paid or payable pursuant to the Development Agreement or the Services Agreement, and the reasonable out-of-pocket expenses of Spiros Corp. II directors and reasonable compensation for Spiros Corp. II's independent directors, less (ii) any amounts paid to DURA under the Development Agreement or the Services Agreement, less
(iii) any costs and expenses incurred in the defense or settlement of any action or claim or in respect of a judgment thereon, and less (iv) One Million Dollars ($1,000,000) to be retained by Spiros Corp. II as working capital in the event DURA does not exercise the Purchase Option.

                                  SCHEDULE 1.1

     "SALE(S)" or "SELL" shall mean the activity undertaken by a sales representative during a sales call on physicians, physician assistants, nurses, hospitals, clinics, health maintenance organizations, preferred provider organizations and managed care companies (including all forms of communication not involving face to face contact by such sales representatives), describing the FDA-approved indicated uses, safety, effectiveness, contraindications, side effects, warnings and other relevant characteristics of the Spiros Product, in a fair and balanced manner consistent with the requirements of the Federal Food, Drug, and Cosmetic Act, as amended (and the regulations thereunder).

     "SPIROS CASSETTE SYSTEM" shall mean a DPI in which the PSS is in the form of a cassette.

     "SPIROS CORE TECHNOLOGY" shall mean (a) Technology owned or controlled by Spiros Corp. as of the date of the closing of the Offering necessary or useful to the development of the Spiros Products, and (b) the Spiros Corp. Patent Rights; PROVIDED, HOWEVER, that Spiros Core Technology shall also include Technology acquired by Spiros Corp. from a third party after the date of the closing of the Offering necessary or useful to the development of the Spiros Products, except to the extent that there are any limitations or restrictions on Spiros Corp.'s ability to license or sublicense such Technology. "Owned or controlled" shall include Technology that Spiros Corp. owns, or under which Spiros Corp. is licensed and has the right to grant sublicenses and/or grant immunity from suit.

     "SPIROS CORP. INDEMNITEE" shall mean Spiros Corp., its successors and assigns, and the directors, officers, employees, agents and counsel thereof.

     "SPIROS CORP. PATENT RIGHTS" shall mean those certain inventions described in claims of (a) the patent applications pending, filed by Spiros Corp. (or the rights to which have been assigned to Spiros Corp.) as of the date of the Technology Agreement relating to dry powder inhalers, powder storage systems and/or formulation methods for dry powder inhalation, (b) any patent application constituting an equivalent, counterpart, reissue, extension or continuation (including, without limitation, a continuation in part or a subdivision) of any of the foregoing patent applications and (c) any patent issued or issuing upon any of the foregoing.

     "SPIROS CORP. II CHARTER" shall mean Amended and Restated Certificate of Spiros Development Corporation II, Inc. in effect as of the closing of the Offering, as amended from time to time.

     "SPIROS CORP. II COMMON STOCK" shall mean the Callable Common Stock of Spiros Corp. II, $.001 par value.

     "SPIROS CORP. II INDEMNITEE" shall mean Spiros Corp. II, its

                                  SCHEDULE 1.1
successors and assigns, and the directors, officers, employees, agents and counsel thereof.

     "SPIROS CORP. II PATENT RIGHTS" shall mean those certain inventions described in claims of (a) any patent application having one or more claims covering Developed Technology, (b) any patent application constituting an equivalent, counterpart, reissue, extension or continuation (including, without limitation, a continuation in part or a subdivision) of any of the foregoing applications or (c) any patent issued or issuing upon any of the foregoing applications.

     "SPIROS PRODUCT(S)" shall mean (a) any System used with a formulation of albuterol, beclomethasone, ipratropium, an albuterol-ipratropium combination, budesonide or a Designated Compound developed, produced, manufactured or marketed by DURA on behalf of Spiros Corp. II using the Program Technology.

     "SPIROS PRODUCT PROGRAM ASSETS" shall have the meaning assigned to it in
Section 2.1 of the Albuterol and Product Option Agreement.

     "SYSTEM" shall mean the DPI and the PSS when used together.

     "TECHNOLOGY" shall mean, solely with respect to motor-driven dry powder inhalers and powder storage systems for drugs for delivery through such inhalers, the manufacture thereof, and formulations of drugs to be delivered through such inhalers, public and nonpublic technical or other information, trade secrets, know-how, processes, formulations, concepts, ideas, preclinical, clinical, pharmacological or other data and testing results, experimental methods, or results, assays, descriptions, business or scientific plans, depictions, customer lists and any other written, printed or electronically stored materials, pharmaceutical compounds or any other natural or man-made pharmaceutical materials and any and all other intellectual property, including patents and patent applications, of any nature whatsoever. The term "Technology" shall include, without limitation, any of the foregoing as it relates to enhancements of, substitutions for or improvements to the Core Technology.

     "TECHNOLOGY AGREEMENT" shall mean the Technology License Agreement dated as of December 22, 1997, among DURA, DDSI, Spiros Corp. and Spiros Corp. II, as amended, modified or supplemented from time to time.

     "TERRITORY" shall mean the entire world.

     "UNDERWRITERS" shall have the meaning assigned to it in the Registration Statement.

     "UNITS" shall mean units, each consisting of one share of Spiros Corp. II Common Stock and one warrant to purchase one-fourth of one share of DURA Common Stock, all as described in the Registration Statement.

                                  SCHEDULE 1.1

     "1993 ROYALTY AGREEMENT" shall have the meaning assigned to it in the Registration Statement.







                                  SCHEDULE 1.1